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                                                                     Exhibit 1.1



                                3,603,604 SHARES

                              STELMAR SHIPPING LTD.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                  April 16, 2002


JEFFERIES & COMPANY, INC.
LAZARD FRERES & CO. LLC
   As Representatives of the Several Underwriters,
     c/o Jefferies & Company, Inc.,
       11100 Santa Monica Boulevard, 11th Floor,
         Los Angeles, California 90025


Dear Sirs:

         1. INTRODUCTORY. Stelmar Shipping Ltd., a corporation incorporated under the laws of the Republic of Liberia ("COMPANY"), proposes to issue and sell 3,603,604 shares ("FIRM SECURITIES") of its Common Stock ("SECURITIES") and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 540,540 additional shares ("OPTIONAL SECURITIES") of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". The Company hereby agrees with the several Underwriters named in Schedule A hereto ("UNDERWRITERS") as follows:

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Underwriters that:

                  (a) A registration statement on Form F-3 (No.333-85408) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and either (i) has been declared effective under the Securities Act of 1933 ("ACT") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("INITIAL REGISTRATION STATEMENT") has been declared effective, either (i) an additional registration statement ("ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(B)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any

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         post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(C)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all materials incorporated by reference therein, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(B)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Act or (if no such filing is required), including all materials incorporated by reference therein, as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading,
         (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective

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         Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

                  (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Republic of Liberia, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

                  (d) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

                  (e) The Offered Securities and all other outstanding securities of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

                  (f) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (g) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a

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         Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                  (h) The Offered Securities have been approved for listing subject to notice of issuance on the New York Stock Exchange.

                  (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws or for the consummation of the transactions contemplated by the documents set forth in Schedule B hereto ("TRANSACTION DOCUMENTS"), except for these approvals required in connection with the delivery of any vessel as contemplated therein and the registration of such vessels under the laws and flag of Liberia, Cyprus or Panama, as the case may be, which the Company expects to obtain upon delivery of such vessels.

                  (j) Except as disclosed in the Prospectus, under the current laws and regulations of the Republic of Liberia and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars that may be converted into any foreign currency and all such payments made to holders thereof or therein who are non-residents of the Republic of Liberia will not be subject to income, withholding or other taxes under the laws and regulations of the Republic of Liberia or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Republic of Liberia or any political subdivision or taxing authority thereof or therein.

                  (k) The execution, delivery and performance of this Agreement and any Transaction Documents, the issuance and sale of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

                  (l) This Agreement has been duly authorized, executed and delivered by the Company.

                  (m) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all vessels and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (n) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies ("PERMITS") necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely

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         to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (o) Neither the Company nor any of its subsidiaries is involved in any labor dispute, disturbance, lockout, slowdown or stoppage of employees, and no such dispute or disturbance is threatened or imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, including, but not limited to, suppliers of officers and crew to its vessels that could reasonably be expected to result in a Material Adverse Effect on the Company and its subsidiaries taken as a whole or materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

                  (p) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (q) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws (as defined below) on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties, scrapping of vessels or compliance with Environmental Laws, or any Permit, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, except as disclosed in the Prospectus the Company has reasonably concluded that the Company and its subsidiaries (i) are in compliance in all material respects with all applicable foreign, United States federal, state and local environmental laws, rules, regulations, treaties, statutes and codes relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants including petroleum, crude oil or any fraction thereof ("ENVIRONMENTAL LAWS"), (ii) have received all Permits required of them under applicable Environmental Laws to conduct their business as currently conducted, (iii) are in compliance in all material respects with all terms and conditions of any such Permit and
         (iv) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the knowledge of the Company, threatened, relating to the Environmental Laws or to the Company's or any of its subsidiaries' activities involving Hazardous Materials. "Hazardous Materials" means any material or substance (i) that is prohibited or regulated by any Environmental Law or (ii) that has been designated or regulated by any domestic or foreign governmental body or authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. Neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability act of 1980, as amended.

                  (r) Neither the Company nor any of its subsidiaries has engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of the Company's or any of its subsidiaries' properties or former properties, except in compliance in all material respects with all applicable Environmental Laws except where failure to so comply would not have a Material Adverse Effect. No Hazardous Materials have been treated or disposed of on any of the Company's or any of its subsidiaries' properties or on properties formerly owned or leased

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         by the Company or any of its subsidiaries during the time of such ownership or lease, except in compliance in all material respects with Environmental Laws.

                  (s) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings to the Company's knowledge are threatened or contemplated.

                  (t) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in each Registration Statement present fairly the information required to be stated therein.

                  (u) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

                  (w) Subject to the qualifications stated in the Prospectus, the Company is not currently and has never previously been a passive foreign investment company for purposes of Section 1297(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

                  (x) The Company is not currently and has never previously been either a personal holding company or a foreign personal holding company for U.S. Federal income tax purposes.

                  (y) The Company and each of its subsidiaries carry insurance covering their respective vessels, properties, operations, personnel and businesses, in such amounts and covering such risks as is adequate for the conduct of its business and is customary to its business. They also maintain appropriate levels of environmental damage and pollution insurance coverage, consistent with standard industry practice. None of the Company or any of its subsidiaries has received written notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance.

                  (z) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any Federal or state office in the United States or foreign offices by the Company or any of its subsidiaries, by any of their officers, directors, employees or agents or, to the best knowledge of the Company, by any other person in connection with any opportunity, Permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any of its subsidiaries, except for such payments or inducements as were lawful under applicable written laws, rules and regulations. Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or, to the knowledge of the Company,

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         other person associated with or acting on behalf of the Company or any of its subsidiaries, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funs; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payments, kickback or other unlawful payment in connection with the business of the Company or any of its subsidiaries.

                  (aa) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are appropriately recorded to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization,
         (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) assets are property accounted for and safeguarded against loss from unauthorized use. The Company has not received from its independent public accountants a letter describing or been informed by them of, a substantial or material deficiency in the Company's internal accounting controls in connection with their audit of the Company's financial statements incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus.

                  (bb) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors or stockholders of the Company or any of its subsidiaries or any of the members of the families of any of them, except as disclosed in the Registration Statement, the preliminary prospectus and the Prospectus.

                  (cc) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood, storm or other calamity, whether or not covered by insurance.

                  (dd) The Company's only direct and indirect subsidiaries are Ariel Shipping Corporation, Colmar Ltd., Nedimar Ltd., Kliomar Ltd., Polmar Ltd., Cleliamar Ltd., Jacamar Ltd., Primar Shipping Ltd., Palmar Maritime Ltd., Keymar Ltd., Takamar Ltd., Rubymar Ltd., Rosemar Ltd., Pearlmar Ltd., Jademar Ltd., Luxmar Ltd., Rimar Ltd., Limar Ltd., Almar Ltd., Jamar Ltd., Camar Ltd., Promar Ltd., Ermar Ltd., Allenmar Ltd., Capemar Ltd., Petromar Ltd., Ambermar Ltd. (collectively, "Ship-Holding Subsidiaries"), Stelmar Tankers (Management) Ltd., Stelmar Tankers (UK) Ltd. and Martank Shipping Holdings Ltd.

                  (ee) The statistical and market-related data included in the Prospectus is based on or derived from sources which the Company believes to be reliable and accurate in all material respects.

         3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $____ per share, that number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

         The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or

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checks or wire transfer to an account at a bank acceptable to Jefferies &
Company, Inc. ("Jefferies") drawn to the order of the Company at the office of Cravath, Swaine & Moore, at 10:00 A.M., New York time, on April 19, 2002, or at such other time not later than seven full business days thereafter as Jefferies and the Company shall determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as Jefferies requests and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from Jefferies given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by Jefferies to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Jefferies to the Company.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by Jefferies but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Jefferies drawn to the order of the Company, at the above office of Cravath, Swaine & Moore. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as Jefferies requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore at a reasonable time in advance of such Optional Closing Date.

         4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that:

                  (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by Jefferies, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

         The Company will advise Jefferies promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this

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         Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by Jefferies.

                  (b) The Company will advise Jefferies promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without Jefferies' consent; and the Company will also advise Jefferies promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify Jefferies of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Jefferies' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of
         Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

                  (e) The Company will furnish to the Representatives copies of each Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as Jefferies requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as Jefferies designates and will continue such qualifications in effect so long as required for the distribution, provided however that the Company shall not be required to qualify as a foreign corporation or to file a general consent to serve of process in any jurisdiction where it is not so qualified or required to file such a consent.

                  (g) During the period of 5 years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as Jefferies may reasonably request.

                  (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Jefferies designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

                  (i) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

                  (j) For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Jefferies.

         6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this

         Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the audited financial statements
                  examined by them and included or incorporated by reference in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) based upon a reading of the latest unaudited
                  financial statements made available by the Company, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters and certain other limited procedures requested by the Underwriters and described in detail in such letter, nothing came to their attention that caused them to believe that (A) any unaudited financial statements included or incorporated by reference in the Prospectus did not comply as to form in all material respects with applicable accounting requirements, (B) any material modifications needed to be made to the unaudited financial statements included or incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of any audited financial statements included or incorporated by reference in the Prospectus;

                           (iii) based upon the procedures detailed in such
                  letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets or decrease in total fixed assets as compared with the amounts shown in the March 31, 2002 unaudited balance sheet included or incorporated by reference in the Prospectus or
                  (B) for the period from March 31, 2002 to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income from operations, except in all instances for changes, increases or decreases that the Prospectus disclosed as having occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters;

                           (iv) based upon the procedures detailed in such
                  letter with respect to the unaudited summarized interim information for subsequent periods, nothing came to their attention that caused them to believe that (A) any unaudited summarized interim information does not comply as to form in all material respects with generally accepted accounting principles or (B) the dollar amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements;

                           (v) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

                           (vi) they performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Prospectus agrees with the accounting records of the Company, excluding any questions of legal interpretation.

         For purposes of this section, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

                  (b) The Company shall have furnished to the Underwriters a letter (the "Bring-Down Letter") of Arthur Andersen LLP, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by its initial comfort letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in its initial comfort letter. At the time of delivery of such letter, Arthur Andersen audit opinions shall continue to be acceptable to the Securities and Exchange Commission, subject only to compliance with the conditions set forth in SEC Release No. 33-8070.

                  (c) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by Jefferies. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by Jefferies. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

                  (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal, New York, Liberian or Greek authorities; or (v) any outbreak or escalation of major hostilities in which the United States, the Republic of Liberia or Greece is involved, any declaration of war by either the U.S. Congress or any applicable authority of Greece or Liberia, or any change in financial markets or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, change, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the sale of and payment for the Offered Securities.

                  (e) The Representatives shall have received an opinion, dated such Closing Date, of Seward & Kissel LLP, U.S. counsel for the Company, to the effect that:

                           (i) There are no contracts, agreements or
                  understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                           (ii) The Company is not and, after giving effect to
                  the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

                           (iii) The statements related to tax matters in the
                  Prospectus under the heading "Company Specific Risk Factors" and the statements in Form 20-F filed with the Commission on April 8, 2002 under the heading "Taxation" to the extent they constitute summaries of matters of law or regulation, legal conclusions or documents or proceedings referred to therein fairly summarize the matters described therein in all material respects and the Company should not be treated as a passive foreign investment company within the meaning Section 1297(a) of the Code;

                           (iv) No consent, approval, authorization or order of,
                  or filing with, any governmental agency or body or any court of the United States or the State of New York is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws or for the consummation of the transactions contemplated by any Transaction Documents, except for those approvals required in connection with the delivery of any vessel as contemplated therein and the registration of such vessels under the law and flag of Liberia, Cyprus or Panama, as the case may be;

                           (v) The execution, delivery and performance of this
                  Agreement and the Transaction Documents, the issuance and sale of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

                           (vi) The Initial Registration Statement was declared
                  effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel have no reason to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statements and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus;

                           (vii) This Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (viii) The Company possesses all certificates,
                  authorities or permits issued by, and has made all filings with, the appropriate governmental agency or body of the United States and the State of New York, if any, necessary or desirable to own its properties and to conduct the business now operated by it or proposed to be operated by it as described in the Prospectus;

                           (ix) No stamp or other issuance or transfer taxes or
                  duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the United States or the State of New York or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Offered Securities to or for the respective accounts of the Underwriters; and

                           (x) Other than as set forth in the Prospectus, there
                  are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries would individually or in the aggregate have a Material Adverse Effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and any of its subsidiaries taken as a whole. Furthermore, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by any governmental agency or body or any court or threatened by others.

                  (f) The Representatives shall have received an opinion, dated such Closing Date, of Seward & Kissel LLP, Special Liberian counsel for the Company, to the effect that:

                           (i) Each of the Company, the Ship-Holding
                  Subsidiaries and Stelmar Tankers (Management) Ltd. has been duly incorporated or organized, is validly existing in good standing under the laws of the Republic of Liberia and has the power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii) The Offered Securities delivered on such Closing
                  Date and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities;

                           (iii) All of the issued shares of capital stock of
                  each of the Ship-Holding Subsidiaries and Stelmar Tankers (Management) Ltd. are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                           (iv) No stamp or other issuance or transfer taxes or
                  duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of Liberia or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Offered Securities to or for the accounts of the Underwriters;

                           (v) The statements in the Form 20-F filed with the
                  Commission on April 8, 2002 under the heading "Taxation" to the extent they constitute summaries of matters of law or regulation, legal conclusions or documents referred to therein fairly summarize the matters described therein in all material respects;

                           (vi) No consent, approval, authorization or order of,
                  or filing with, any governmental agency or body or any court of the Republic of Liberia is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company or for the consummation of the transactions contemplated by the Transaction Documents, except for those approvals required in connection with the delivery of any vessel as contemplated therein and the registration of any such vessels under the law and flag of the Republic of Liberia;

                           (vii) The execution, delivery and performance of this
                  Agreement and the Transaction Documents, the issuance and sale of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court of the Republic of Liberia having jurisdiction over the Company, the Ship-Holding Subsidiaries or Stelmar Tankers (Management) Ltd. or any of their properties; the execution, delivery and performance of this Agreement and the Transaction Documents, the issuance and sale of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under the charter or by-laws of the Company, the Ship-Holding Subsidiaries or Stelmar Tankers (Management) Ltd. and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

                           (viii) The Company, the Ship-Holding Subsidiaries and
                  Stelmar Tankers (Management) Ltd. have all franchises, permits, authorizations, approvals and orders and other licenses and concessions of and from any governmental agency or body or any court of the Republic of Liberia that are necessary to own or lease their other properties and conduct their businesses as described in the Prospectus;

                           (ix) Insofar as matters of Liberian law are
                  concerned, the Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company; and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

                           (x) The Company's agreement to the choice of law
                  provisions set forth in Section 14 hereof will be recognized by the courts of the Republic of Liberia; the Company can sue and be sued in its own name under the laws of Liberia; the irrevocable submission of the Company to the exclusive jurisdiction of a New York Court, the waiver by the Company of any objection to the venue of a proceeding of a New York Court and the agreement of the Company that this Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; service of process effected in the manner set forth in Section 14 hereof will be effective, insofar as the law of the Republic of Liberia is concerned, to confer valid personal jurisdiction over the Company; and judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement would be enforceable against the Company in the courts of Republic of Liberia;

                           (xi) Subject to the exception for criminal
                  proceedings, the indemnification and contribution provisions set forth in Section 7 do not contravene the public policy or laws of the Republic of Liberia;

                           (xii) All dividends and other distributions declared
                  and payable on the shares of capital stock of the Company may under the current laws and regulations of the Republic of Liberia be paid in United States Dollars that may be freely paid by the Company, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of Liberia and are otherwise free and clear of any other tax, withholding or deduction in the Republic of Liberia and without the necessity of obtaining any authorization of any governmental agency or body or any court in the Republic of Liberia;

                           (xiii) This Agreement has been duly authorized,
                  executed and delivered by the Company; and

                           (xiv) No governmental official or agency of the
                  Republic of Liberia has any retroactive veto with respect to any of the transactions contemplated by this Agreement or any obligations of the Company under this Agreement.

                  (g) The Representatives shall have received an opinion, dated such Closing Date, of Norton Rose, Special U.K. counsel for the Company, to the effect that:

                           (i) Stelmar Tankers (UK) Ltd. has been duly
                  incorporated or organized, is validly existing in good standing under the laws of the United Kingdom and has the power and authority to lease its properties and conduct its business as described in the Prospectus;

                           (ii) All of the issued shares of capital stock of
                  Stelmar Tankers (UK) Ltd. are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims of record;

                            (iii) There are no legal or governmental proceedings
                  pending before any governmental agency or body or any court in the United Kingdom to which Stelmar Tankers (UK) Ltd. is a party or of which any property of Stelmar Tankers (UK) Ltd. is the subject;

                           (iv) No consent, approval, authorization or order of,
                  or filing with, any governmental agency or body or any court of the United Kingdom is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company; and

                           (v) Each of the Transaction Documents that states
                  that it is to be governed by English law and to which the Company or any subsidiary of the Company is a party constitutes a legal, valid and binding obligation of the Company or any subsidiary of the Company, as the case may be, enforceable against the Company or any subsidiary of the Company, as the case may be, in accordance with its terms, except as (A) such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, arrangement, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (B) the availability of equitable remedies may be limited by equitable principles of general applicability (provided that such counsel need not express an opinion with respect to Section 7).

                  (h) The Representatives shall have received an opinion, dated such Closing Date, of Harney, Westwood & Riegels, Special British Virgin Islands counsel for the Company, to the effect that:

                           (i) Each of Marship Tankers (Holdings) Ltd. and
                  Martank Shipping Holdings Ltd. has been duly incorporated or organized, is validly existing in good standing under the laws of the British Virgin Islands and has the power and authority to own its properties and conduct its business as described in the Prospectus; and

                            (ii) All of the issued shares of capital stock of
                  Marship Tankers (Holdings) Ltd. Martank Shipping Holdings Ltd. are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (i) The Representatives shall have received from Galindo, Arias & Lopez, Special Panamanian counsel for the Company, such opinion or opinions, dated such Closing Date, with respect to the ability of Luxmar Ltd., Rimar Ltd., Limar Ltd., Almar Ltd., Jamar Ltd., Camar Ltd., Promar Ltd., Ermar Ltd., Allenmar Ltd., Capemar Ltd., Petromar Ltd., Jacamar Ltd. and Takamar Ltd. to register their vessels under the laws and flag of Panama and other related matters as the Representatives may require.

                  (j) The Representatives shall have received from Montanios & Montanios, Special Cypriot counsel for the Company, such opinion or opinions, dated such Closing Date, with respect to the ability of Pearlmar Ltd., Jademar Ltd., Ambermar Ltd., Ariel Shipping Corporation, Colmar Ltd., Kliomar Ltd., Polmar Ltd., Cleliamar Ltd., Primar Shipping Ltd., Palmar Maritime Ltd. and Keymar Ltd. to register their vessels under the laws and flag of Cyprus and other related matters as the Representatives may require.

                  (k) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore may rely as to the incorporation of the Company and its subsidiaries and all other matters governed by Liberian, U.K., British Virgin Islands, Panamanian and Cypriot law upon the opinions of Seward & Kissel LLP, Norton Rose, Harney, Westwood & Riegels, Galindo, Arias & Lopez, and Montanios & Montanios.

                  (l) The Representatives shall have received a certificate, dated such Closing Date, of the Chairman of the Board of Directors or the Chief Executive Officer and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; such officer has no reason to believe that the transactions contemplated by the Transaction Documents will not be consummated in accordance with the terms set forth as the date hereof in such Transaction Documents; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (m) The Representatives shall have received a letter, dated such Closing Date, of Arthur Andersen which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for the purposes of this subsection.

                  (n) On or prior to the date of this Agreement, the Representatives shall have received lockup letters in a form reasonably acceptable to the Representatives from the Company, its officers, directors and any other stockholder of the Company.

                  (o) Each of the Transaction Documents shall have been duly executed and delivered by the applicable parties thereto and shall have been delivered to the Company in the forms in which they were previously furnished to the Company, shall be in full force and effect and no party hereunder shall be in breach of its obligations thereunder in any material aspect.

                  (p) All representations and warranties in the Transaction Documents shall be true, complete and accurate in all respects as of the date when made and as of the Closing Date, as if made on each such date; each of the Transaction Documents shall be in full force and effect and no event, change, effect, or development shall have occurred and not be waived that would allow any of the parties to the Transaction Documents to terminate one or more of such Transaction Documents in accordance with their terms.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests. Jefferies may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors, officers, affiliates, employees and agents and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 ("1934 ACT") against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or its partners, directors, officers, affiliates, employees and agents may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and its partners, directors, officers, affiliates, employees and agents for any legal or other expenses reasonably incurred by such Underwriter and its partners, directors, officers, affiliates, employees and agents in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

         (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors, officers, affiliates, employees and agents and each person, if any who controls the Company within the meaning of either
Section 15 of the Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting".

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Jefferies may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Jefferies and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in
Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii),
(iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 11th Floor, Los Angeles, California 90025, Attention: Jerry M. Gluck, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Stelmar Shipping Ltd., Status Center, 2A Areos Street, Vouliagmeni, GR, 16671, Athens, Greece, Attention: Peter Goodfellow; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. REPRESENTATION OF UNDERWRITERS. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and the parties hereto agree not to commence any such suit or proceeding relating hereto except in such courts. The Company irrevocably appoints Seward & Kissel LLP, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

         The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                         Very truly yours,

                                  STELMAR SHIPPING LTD.


                                         By /s/ Peter Goodfellow
                                           -------------------------------------
                                                        Peter Goodfellow
                                                        Chief Executive Officer


          The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


JEFFERIES & COMPANY, INC.
LAZARD FRERES & CO. LLC

         Acting on behalf of themselves and as the Representatives of the several Underwriters.


By JEFFERIES & COMPANY, INC.


         By /s/ David Frischkorn
           --------------------------------------
           Name:  David Frischkorn
           Title: Managing Director



By LAZARD FRERES & CO. LLC

            /s/ Joseph Maybank
           --------------------------------------
           Name:  Joseph Maybank
           Title: Managing Director

                                   SCHEDULE A

                                  UNDERWRITERS
                                  ------------

                                                                    NUMBER OF
                                                                 FIRM SECURITIES

Jefferies & Co., Inc...........................................     1,693,694

Lazard Freres & Co. LLC........................................     1,693,694

Hibernia Southcoast Capital....................................       180,180

Alpha Finance U.S. Corporation.................................        36,036

TOTAL..........................................................     3,603,604

                                   SCHEDULE B

                              TRANSACTION DOCUMENTS
                              ---------------------


1. Memorandum of Agreement ("MOA") between Bella Shipping SDN BHD, Malaysia and Stelmar Shipping Ltd. for the purchase of Alam Belia.

2. MOA between MBC Berat SDN BHD, Malaysia and Stelmar Shipping Ltd. for the purchase of Alam Berkat.

3. MOA between LMZ Transoil Holding Ltd. and Stelmar Shipping Ltd. for the purchase of Hull No. 5218 at Daewoo Heavy Industries.

4. MOA between LMZ Transoil Holding Ltd. and Stelmar Shipping Ltd. for the purchase of Hull No. 5217 at Daewoo Heavy Industries.